UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2024 (June 3, 2024)

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market
4.302% Senior Notes due 2030	WBDI30	Nasdaq Global Market
4.693% Senior Notes due 2033	WBDI33	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Warner Bros. Discovery, Inc. (the “Company”) 2024 Annual Meeting of Stockholders held on June 3, 2024 (the “Annual Meeting”), the Company's stockholders approved an amendment and restatement of the Warner Bros. Discovery, Inc. Stock Incentive Plan (as amended and restated, the “Plan”), which had previously been approved by the Company's board of directors on February 27, 2024, subject to stockholder approval. The Plan increased the number of shares reserved for issuance thereunder by 125 million shares.

A summary of the material terms of the Plan is set forth as a part of Proposal 4 in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2024 and is incorporated herein by reference. That summary is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 3, 2024, the Company held its Annual Meeting by means of remote communication. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

Proposal 1.    Stockholders elected each of the Company’s eight director nominees, each to serve a one-year term, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Li Haslett Chen	1,635,873,113	81,017,218	330,422,412
Richard W. Fisher	1,359,207,913	357,682,418	330,422,412
Paul A. Gould	1,275,250,427	441,639,904	330,422,412
Kenneth W. Lowe	1,386,839,329	330,051,002	330,422,412
John C. Malone	1,222,579,784	494,310,547	330,422,412
Fazal Merchant	1,636,740,337	80,149,994	330,422,412
Paula A. Price	1,646,584,755	70,305,576	330,422,412
David M. Zaslav	1,628,679,442	88,210,889	330,422,412

Proposal 2.    Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as set forth below:

Votes For	Votes Against	Abstentions
2,004,701,376	35,603,415	7,007,952

Proposal 3.    Stockholders approved, on a non-binding, advisory basis, the 2023 compensation of the Company’s named executive officers, commonly referred to as a “Say-on-Pay” vote, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
916,077,442	793,655,790	7,157,099	330,422,412
Proposal 4.    Stockholders approved the Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,369,385,324	340,613,411	6,891,596	330,422,412
Proposal 5.    Stockholders did not approve the non-binding stockholder proposal entitled "Report on Use of AI," as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
406,698,806	1,286,231,649	23,959,876	330,422,412

Proposal 6.    Stockholders approved the non-binding stockholder proposal entitled "Adopt a Shareholder Right to Call a Special Shareholder Meeting," as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
887,858,366	821,198,351	7,833,614	330,422,412

Proposal 7.    Stockholders did not approve the non-binding stockholder proposal entitled "Corporate Financial Sustainability," as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,016,246	1,669,916,597	17,957,488	330,422,412

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Amended & Restated Warner Bros. Discovery, Inc. Stock Incentive Plan (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 19, 2024 (File No. 001-34177))

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Savalle Sims
	Name:	Savalle Sims
	Title:	Chief Legal Officer